PRICING SUPPLEMENT NO. 6                                        Rule 424(b)(3)
DATED: September 10, 1999                                   File No. 333-83049
(To Prospectus  dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                  $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:            Floating Rate Notes [x]   Book Entry Notes [x]
$30,000,000

Original Issue Date:         Fixed Rate Notes [ ]      Certificated Notes [ ]
9/14/1999

Maturity Date: 9/14/2000     CUSIP#: 073928KW2

Option to Extend Maturity:   No    [x]
                             Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[x]   Federal Funds Rate                 Interest Reset Date(s):  Daily

[ ]   Treasury Rate                      Interest Reset Period:  Daily

[ ]   LIBOR Reuters                      Interest Payment Date(s):  *

[ ]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  **               Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): +0.40%

*     12/14/99, 3/14/2000, 6/14/2000 and 9/14/2000

**    Federal Funds Opening Rate on September 14, 1999 plus 40 basis points

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.